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                                                                      EXHIBIT 10

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment
No. 30 to Registration Statement No. 2-58521 on Form N-1A of our reports dated August 16, 2001 on Merrill Lynch Basic Value Fund, Inc. (the "Fund") and Master Basic Value Trust, both appearing in the Fund's June 30, 2001 Annual Report, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP

New York, New York
October 11, 2001